                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                           WESTERN DIGITAL CORPORATION
                           SUBSIDIARIES OF THE COMPANY



                                                     State or Other Jurisdiction of
Name of Entity                                       Incorporation or Organization
--------------                                       ------------------------------
Pacifica Insurance Corporation                       Hawaii
Read-Rite International                              Cayman Islands
Read-Rite (Malaysia) Sdn. Bhd.                       Malaysia
Read-Rite Philippines, Inc.                          Philippines
Western Digital (BangPa-In) Company, Limited         Thailand
Western Digital Canada Corporation                   Ontario, Canada
Western Digital (Deutschland) GmbH.                  Germany
Western Digital (France) SARL                        France
Western Digital (Fremont), Inc.                      Delaware
Western Digital Hong Kong Limited                    Hong Kong
Western Digital Ireland, Ltd.                        Cayman Islands
Western Digital (I.S.) Limited                       Ireland
Western Digital Japan Ltd.                           Japan
Western Digital Korea, Ltd.                          Republic of Korea
Western Digital Latin America, Inc.                  Delaware
Western Digital (Malaysia) Sdn. Bhd.                 Malaysia
Western Digital Netherlands B.V.                     The Netherlands
Western Digital (S.E. Asia) Pte Ltd                  Singapore
Western Digital Taiwan Co., Ltd.                     Taiwan
Western Digital Technologies, Inc.                   Delaware
Western Digital (Thailand) Company Limited           Thailand
Western Digital (UK) Limited                         England
Western Digital Ventures, Inc.                       Delaware